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                                                                  Exhibit (3)(B)

                    Form of Broker Dealer Selling Agreement

                               VARIABLE ANNUITY
                              SELLING AGREEMENT


This Agreement ("Agreement") is made between Mid-America Partners Agency, Inc. ("MAP") and MAP Investments, Inc. ("MAPI") both being Oklahoma companies, and ______________________ ("BD"), a __________________ Corporation.

WHEREAS, United Investors Life Insurance Company, a Missouri corporation ("UILIC") has appointed MAP as its exclusive agent for recommending the appointment of agents to sell the Contracts, as hereinafter defined, and to sign and bind UILIC to its obligations under this Agreement; and

WHEREAS, UILIC issues certain variable insurance contracts/policies ("Contracts") described in this Agreement, which are deemed securities under the Securities and Exchange Act of 1933 ("1933 Act"); and

WHEREAS, MAPI is the principal underwriter of the Contracts and is duly licensed as a broker/dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC"); and

WHEREAS, UILIC and MAP propose to have BD's representatives ("Representatives") who are, or will become, duly licensed insurance agents solicit sales of the Contracts; and

WHEREAS, MAPI and MAP delegates to BD, to the extent legally permitted, training, supervision and certain administrative responsibilities and duties in connection with sales of the Contracts;

NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

1)  APPOINTMENT

MAP and MAPI hereby appoint BD to supervise solicitations of the Contracts, and to facilitate solicitations of sales of the Contracts which are described in the Schedule(s) of Commissions attached hereto.

2)  REPRESENTATIONS

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     a)  MAP, MAPI and BD each represents to the others that it and the below signed officers have full power and authority to enter into this Agreement.

     b) MAPI represents to BD that it is registered as a broker/dealer under the Securities Exchange Act of 1934 ("1934 Act") and under the applicable state laws of each jurisdiction in which such registration is required for the sale of the Contracts and that MAPI is a member in good standing with the NASD.

     c) BD represents to MAP and MAPI that it is registered as a Broker/Dealer under the 1934 Act and under the applicable state laws of each jurisdiction in which such registration is required for the sale of the Contracts, and that the BD is a member in good standing with the NASD.

     d) MAP represents to BD that the Contracts, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940 ("1940 Act"), and the rules and regulations thereunder;

     e) UILIC and MAP represent to BD that the Contracts have been duly filed and approved by the state insurance departments in such jurisdictions where UILIC is authorized to transact business, unless otherwise indicated in the Schedule of Commissions.

     f) UILIC and MAP represent to BD that the Contract prospectuses included in UILIC's Registration Statement and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act.

3) COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE SECURITIES, STATE INSURANCE LAWS AND APPLICABLE LAWS.

BD agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

BD shall supervise the sales activities of the Representatives so that all sales of the Contracts are in compliance with all federal, state or local laws and regulations effecting securities, insurance, banking or the sales of the Contracts.

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If BD is affiliated with a banking or savings institution such laws shall include, without limitation, all regulations relating to the sale of nondeposit investment products by banking or depository institutions and the BD affiliate institution's Statement of Policy as required by the applicable guidelines of its federal banking regulators. BD shall cause the Representatives to disclose all fees, charges and other features of the Contracts including, without limitation, lack of FDIC insurance coverage and surrender charges.

4)   LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES

BD certifies that any Representative who requests appointment from UILIC has not been convicted of a felony or a misdemeanor involving fraud or dishonesty. BD shall assist UILIC, MAP and MAPI in the licensing and/or appointment of Representatives under applicable insurance laws to sell the Contracts (see attached General Letter of Recommendation). BD understands that UILIC reserves the right to refuse to appoint any Representative or, once appointed, to thereafter terminate the same. BD shall notify MAPI if any Representative ceases to be a registered representative of BD, or if any Representative becomes the subject of adverse action (e.g., an amended U-4).

5)   SUPERVISION OF REPRESENTATIVES

BD shall have full responsibility for training and supervision of all Representatives associated with BD who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of BD with respect to such persons' activities in connection with the sale of the Contracts. BD shall comply with the administrative procedures of UILIC, MAP and MAPI involving federal securities laws, state insurance laws and applicable banking laws, if any.

Before Representatives engage in the solicitation of applications for the Contracts, BD will cause: (1) the Representatives to be registered representatives of BD; (2) the Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; (3) the Representatives to be trained in the sale of the Contracts; and (4) such Representatives to limit solicitations for the Contracts to jurisdictions where UILIC has authorized such solicitation. MAPI shall provide initial training on the features of the Contracts and BD shall make all Representatives available for such training, at its expense. BD shall always be solely responsible for the sales activities of the Representatives with regard to the Contracts.

BD is specifically charged with the responsibility of supervising and reviewing its Representatives' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such

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materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate then current prospectus(es).

In the event a Representative fails to meet the BD's rules and standards, BD shall notify MAPI and shall act to terminate the sales activities of such Representative relating to the Contracts.

Upon reasonable request by MAPI, BD shall furnish appropriate records or other documentation to evidence BD's diligent supervision of the Representatives.

6)   SALES PROMOTION MATERIAL AND ADVERTISING

No sales promotion materials or advertising relating to the Contracts shall be used by BD unless the specific items have been approved in writing by UILIC, MAP and MAPI.

7)   SECURING APPLICATIONS

All applications for Contracts shall be made on application forms supplied by UILIC. BD will review all sales for suitability and all applications for completeness and correctness as to form. BD will promptly, but in no case later than the end of the next business day following receipt by BD, forward to UILIC all complete and correct applications for suitable transactions, together with any payments received with the applications. UILIC reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on accepted applications will be forwarded to BD, its Representatives or to the Contract Owner within five (5) days of the date of issue, unless otherwise agreed by the parties hereto.

8)   PAYMENTS RECEIVED BY BD

All premium payments (hereinafter collectively referred to as "Payments") are the property of UILIC and shall be transmitted to UILIC by BD immediately in accordance with the administrative procedures of UILIC without any deduction or offset for any reason, unless otherwise agreed by the parties hereto. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "UNITED INVESTORS LIFE INSURANCE COMPANY".

9)   COMMISSIONS PAYABLE

Commissions payable in connection with the Contracts shall be paid to BD according to the Commission Schedule(s) relating to this Agreement as they may be amended from time to time and in effect at the time the purchase payment on the Contracts (the "Contract Payments") are received by UILIC. MAP reserves the right to: revise the Commission Schedules at any time upon

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at least thirty (30) days prior written notice to BD; and offset future compensation payable to BD against any compensation duly owing to UILIC, MAP, or MAPI by BD. Compensation to the BD's Representatives for Contracts solicited by the Representatives and issued by UILIC will be governed by agreement between BD and its Representatives and its payment will be the BD's sole responsibility.
In those states where express assignment of commissions is required, BD hereby assigns its representatives' commission to its affiliated insurance agency for those states.

BD will not pay any compensation to an agent licensed pursuant to this Agreement until such agent is authorized to receive such compensation under applicable state laws.

10)  CANCELLATION OF POLICY

If UILIC is required to refund premiums or return contract values and waive surrender charges on any Contract for any reason not permitted by the Contracts, then no commission will be payable with respect to said premiums and any commission previously paid for said premiums must be refunded to BD upon notice from UILIC or MAP. MAP agrees to notify BD within thirty (30) days after it receives notice from UILIC of any premium refund or a commission chargeback.

11)  ADDITIONAL PARTY TO THIS AGREEMENT

In the event that BD is not licensed as an insurance agency in any state where it wishes to solicit the Contracts, but utilizes an affiliated or unaffiliated entity to satisfy state insurance laws, such entity shall sign this Agreement and BD and its utilized insurance entity shall be duly bound thereby. All references to BD in this Agreement shall include any affiliated or unaffiliated insurance entity used to satisfy state insurance laws with respect to sale of the Contracts.

12)  HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify UILIC, MAP, MAPI, and BD as appropriate, for any loss or expense suffered as a result of the violation of, or noncompliance with, any applicable law or regulation by a party or by an Associated Person of that party. The term "Associated Person" as used herein shall be defined consistently with the definition of such term as contained in Article I of the NASD By-laws.

13)  NON-ASSIGNABILITY PROVISION

BD may not assign this Agreement except by mutual consent.

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14)  NON-WAIVER PROVISION

Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

15)  AMENDMENTS

No amendment to this Agreement will be effective unless it is in writing and signed by duly authorized officers of all the parties hereto.

16)  INDEPENDENT CONTRACTORS

BD and its Representatives are independent contractors with respect to MAP, MAPI and UILIC. BD, MAP and MAPI agree not to hire the employees or independent contractors of the other during and after termination of this Agreement.

17)  NOTIFICATION OF DISCIPLINARY PROCEEDINGS

BD agrees to notify MAPI in a timely fashion of any disciplinary proceedings against any of BD's Representatives arising from the solicitation of sales of the Contracts or any threatened or filed arbitration action or civil litigation arising out of BD's or any Representative's solicitation of the Contracts including, without limitation, customer complaints.

18)  BOOKS AND RECORDS

UILIC, MAP, MAPI and BD agree to maintain their books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. MAPI and BD shall each submit such records to the regulatory and administrative bodies which have jurisdiction over UILIC or the underlying sub-accounts of the Contracts.

Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, and under federal and state securities laws or the rules of the NASD or federal or state banking laws.

19)  LIMITATIONS

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No party other than UILIC shall have the authority on behalf of UILIC to make, alter, or discharge any Contract issued by UILIC, to waive any forfeiture or to grant, permit, or extend the time of making any Payments, or to alter the forms which UILIC may prescribe, or to substitute other forms in place of those prescribed by UILIC; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of UILIC.

20)  TERMINATION

This Agreement may be terminated at the option of any party upon sixty (60) days written notice to the other parties, or without notice at the option of any party hereto upon a material breach by any party of the covenants and terms of this Agreement.

21)  NOTICE

All notices to UILIC, MAP and MAPI relating to this Agreement should be sent to:

UILIC                              MAP/MAPI

ATTN:  Jim Sedgwick                ATTN:  D. Mark Davenport
-------------------                ------------------------

2001 Third Avenue South            9020 N. May Avenue, Suite 290
-----------------------            -----------------------------

Birmingham, AL  35233              Oklahoma City, OK  73120
---------------------              ------------------------


All notices to BD will be duly given if mailed to the address shown below.

BD

________________________

________________________

________________________

________________________

ATTN:___________________

22)  GOVERNING LAW/SEVERABILITY

This agreement will be construed in accordance with the laws of the State of Oklahoma. Should any provision of this Agreement be held unenforceable,

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those provisions not affected by the determination of unenforceability shall remain in full force and effect.

23)  GENERAL CONDUCT OF BD

BD expressly agrees that neither it nor its Representatives will: induce agents to leave MAP or UILIC; engage in any course of conduct to systematically replace Contracts issued by UILIC, or recommend or cause the surrenders of cash values of the Contracts to purchase or exchange for insurance policies or annuities issued by other insurance companies, unless such action is clearly in the best interests of owner of the Contract; or otherwise do anything prejudicial to UILIC's interests or that of its policyholders or owners of the Contracts. This provision will continue in force after the termination of this Agreement.

24)  REQUIRED ELEMENTS OF THIS AGREEMENT

This Agreement is not complete unless it includes a Commission Schedule, and the General Letter of Recommendation, both of which are incorporated herein by references.

25)  EFFECTIVE DATE

This Agreement is effective the date last signed below.

26)  NO DIRECT BUSINESS

BD agrees that it shall not do annuity or investment insurance business with UILIC or its affiliates, except pursuant to this Agreement.

27)  CUMULATIVE REMEDIES

Any amount of monetary damages arising under this Agreement will be subject to The Federal Arbitration Act while non-monetary breaches or damages may include any remedy available at law or in equity.

MID-AMERICA PARTNERS AGENCY INC.

BY:__________________________________      DATE:___________________
     TITLE:__________________________


MAP INVESTMENTS INC.

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BY:___________________________________     DATE:___________________
     TITLE:



BROKER DEALER

_____________________________________
(NAME)

_____________________________________
(STREET ADDRESS)

_____________________________________
(CITY, STATE, ZIP)

BY:__________________________________      DATE:___________________
     TITLE:__________________________

BROKER DEALER INSURANCE AFFILIATE

BY:__________________________________      DATE:___________________
     TITLE:__________________________

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                              COMMISSION SCHEDULE
                              -------------------



1.   For ages 0 to 80, 6% with no trail.


2. For ages 0 to 80, 5% with a 25 basis point trail beginning in the first quarter of the second policy year and payable 30 days after the first quarter of the second year.


3.   For ages 80 to 85, 3.5% with no trail.


4. For ages 80 to 85, 2.5% with a 25 basis point trail beginning in the first quarter of the second policy year and payable 30 days after the first quarter of the second year.

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                       GENERAL LETTER OF RECOMMENDATION

The undersigned broker-dealer, on behalf of itself and its affiliated or unaffiliated insurance affiliate, if any, certifies to the following in conjunction with the submission of licensing/appointment papers for any applicant as agent of United Investors Life Insurance Company ("UILIC"), and broker-dealer will, upon request, forward proof of compliance with same to UILIC in a timely manner.

1) We have made a thorough and diligent inquiry and investigation into the character and background of its applicant, as well as identity, residence, personal history, experience and instruction, and are satisfied that the applicant is of good moral character, financially responsible, trustworthy and qualified to act as your agent.

2) We have on file a current U-4 form which was completed by the applicant, and we have fulfilled all the necessary investigative requirements for the registration of the applicant as a registered representative of our NASD member firm. The applicant is presently registered as an NASD registered representative.

3) We certify that the applicant meets all state-specific requirements for the states in which the applicant wishes to be appointed, including all educational rements, and that we have obtained all necessary information about the applicant (including, where applicable, current credit reports).

4) We hereby warrant that the applicant is not applying for a license with UILIC in order to place insurance chiefly and solely on his life, or lives of his relatives or associates.

5) In states where insurance agents may not solicit business for an insurance company until they are appointed with that company, we will not permit any applicant to transact insurance as an agent of UILIC until duly licensed or appointed by UILIC. No applicant in any of those restricted states has been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

BROKER-DEALER                      INSURANCE AFFILIATE

By:___________________             By:_____________________

     Its:_____________             Its:____________________

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